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                                  May 31, 2001


Cohen and Steers Realty Income Fund, Inc.
757 Third Avenue
New York, NY 10017

Cohen and Steers Total Return Realty Fund, Inc.
757 Third Avenue
New York, NY 10017




                Re: Agreement and Plan of Reorganization dated as of March 30, 2001 by Cohen and Steers Realty Income Fund, Inc. and Cohen and Steers Total Return Realty Fund, Inc.


Ladies and Gentlemen:


                  We have acted as legal counsel for Cohen and Steers Realty Income Fund, Inc. (the "Transferor"), a Maryland corporation, and Cohen and Steers Total Return Realty Fund, Inc. (the "Acquiror"), a Maryland corporation, in connection with the proposed transfer of the assets and liabilities of the Transferor to the Acquiror pursuant to the Agreement and Plan of Reorganization by the Transferor and the Acquiror, dated as of March 30, 2001 (the "Plan"). Except as otherwise provided, any capitalized term not defined herein shall have the meaning given to such term in the Plan.

                  In that connection, you have requested our opinion regarding the material United States federal income tax consequences of the Reorganization. In providing our opinion, we have examined the Plan, the Registration Statement on Form N-14 filed by the Acquiror under the Securities Act of 1933, as amended (the "Act") as it became effective under the Act
(the "Registration Statement"), the Registration Statement on Form N-14 filed pursuant to Rule 462(b) under the rules and regulations of the Securities and Exchange Commission under the Act (the "Rule 462(b) Registration Statement" and together with the Registration Statement, the "Registration Statements") the Representation Letters (as hereinafter defined), and such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion. In our examination of such documents and in our reliance upon them in issuing this opinion, we have assumed, with






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your consent, that all the documents submitted to us as photocopies or by telecopy faithfully reproduce the originals thereof; that the originals are authentic; that all such documents submitted to us have been or will be duly executed and validly signed (or filed, where applicable) to the extent required in substantially the same form as they have been provided to us; and that each executed document will constitute the legal, valid, binding, and enforceable agreement of the signatory parties.

                  In rendering our opinion, we have also assumed that (i) the Reorganization will be consummated in accordance with the provisions set forth in the Plan, (ii) the statements concerning the Reorganization set forth in the Plan and the Registration Statements are and will remain true, correct and complete, (iii) the factual representations made to us by the Acquiror and the Transferor in their respective letters to us each dated the date hereof, and delivered to us for purposes of this opinion are and will remain true, correct and complete (such letters, collectively, the "Representation Letters"), and
(iv) all obligations imposed on, or covenants agreed to by, the parties pursuant to any of the documents have been or will be performed or satisfied in accordance with their terms in all material respects.

                  Based upon the foregoing, in our opinion, for United States federal income tax purposes:

                  (i) the Reorganization will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to the Acquiror and the Transferor;

                  (ii) no gain or loss will be recognized by the Transferor or the Acquiror upon the transfer of all the assets and liabilities, if any, of the Transferor to the Acquiror in exchange for shares of the Acquiror or upon the distribution of the shares of the Acquiror to the holders of the shares of the Transferor in exchange for all of their shares of the Transferor;

                  (iii) no gain or loss will be recognized by the shareholders of the Transferor upon the exchange of shares of the Transferor for shares of the Acquiror pursuant to the Reorganization;

                  (iv) the tax basis of the shares of the Acquiror received by a holder of shares of the Transferor pursuant to the Reorganization (including any fractional shares of the Acquiror with respect to which such Transferor shareholder receives cash) will be the same as the tax basis of the Transferor shares held by such holder immediately prior to the Reorganization;

                  (v) the tax basis of the assets acquired by the Acquiror from the Transferor will be the same as the tax basis of those assets in the hands of the Transferor immediately prior to the Reorganization;

                   (vi) the holding period of the shares of the Acquiror received by a holder of the shares of the Transferor pursuant to the Reorganization (including any fractional shares of the Acquiror with respect to which such Transferor shareholder receives cash) will be determined by including the period for which such holder held the shares of the Transferor exchanged therefor (provided the shares of the Transferor were held as a capital asset on the date of the Reorganization);






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                   (vii) the holding period of the assets acquired by the
Acquiror from the Transferor will be determined by including the period such assets were held by the Transferor; and

                  (viii) the payment of cash to the shareholders of the Transferor in lieu of fractional shares of the Acquiror will be treated as though such fractional shares were distributed as part of the Reorganization and redeemed by the Acquiror with the result that the Transferor shareholder will generally have capital gain or loss to the extent the cash distribution differs from such Transferor shareholder's basis allocable to the fractional Acquiror shares.

                  The payment by the Acquiror and the Transferor of expenses which are directly related to the Reorganization (referred to in Section 9 of the Plan) will not affect the opinions set forth above regarding the United States federal income tax consequences of the Reorganization. However, no opinion is expressed as to any other United States federal income tax consequences to any of the parties of the payment of such expenses.

                  The opinions expressed herein are based upon existing statutory, regulatory and judicial authority, any of which may be changed at any time with retroactive effect. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the United States federal income tax laws. Our opinions are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. In addition, our opinions are based solely on the documents that we have examined, the additional information that we have obtained, and the assumptions referred to above, all of which we have assumed (without independent verification) are and will be true, correct and complete as of the Effective Time of the Reorganization. Our opinions may be adversely affected and cannot be relied upon if any facts pertinent to the United States federal income tax treatment of the Reorganization stated in such documents or in such additional information is, or later becomes, inaccurate. Finally, our opinions are limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Reorganization or any other transactions.

                  This opinion is given for the purpose of satisfying mutual closing conditions set forth in Sections 6(e) and 7(e) of the Plan and is intended solely for the benefit of the Transferor and the Acquiror; it may not be relied upon for any other purpose or by any other person or entity (other than shareholders of the Transferor who are receiving shares of the Acquiror pursuant to the terms of the Plan), and may not be made available to any other person or entity without our prior written consent.

                  We consent to the filing of this opinion as Exhibit 5 to the Rule 462(b) Registration Statement and to the reference to our firm name in the sections of the Combined Prospectus/Proxy Statement contained or incorporated by reference in the Registration Statements under the headings "Synopsis- Federal Income Tax Consequences of the Reorganization" and "The Reorganization- Federal Income Tax Consequences." In giving such consent, we do not admit that we are an "expert" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                         Sincerely,



                                         Simpson Thacher & Bartlett